FIFTH AMENDMENT

TO

PARTICIPATION AGREEMENT

This Fifth Amendment, effective May 1, 2012 to the Participation Agreement, , by and among MONY Life Insurance Company, AXA Equitable Life Insurance Company (collectively the “Company”), PIMCO Variable Insurance Trust (“PVIT”), and PIMCO Investments LLC (“PI”), (collectively, the “Parties”).

WHEREAS, PVIT, the Company and Allianz Global Investors Distributors LLC (“AGID”) entered into a Participation Agreement dated December 1, 2001, as amended on April 1, 2002, May 30, 2002, October 20, 2009 and April 1, 2010, (collectively the “Agreement”); and

WHEREAS, all of AGID’s rights titles and interests and duties, liabilities and obligations under the Agreement were irrevocably novated and transferred to PI through Novations of and Amendments to Participation Agreement dated March 28, 2011 by and among AGID, PI, PVIT and the Company which became effective of February 14, 2011; and

WHEREAS, the Parties wish to add Separate Account 70 to the Agreement.

The Parties hereby agree to amend the Agreement as follows:

1. Schedule A. Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached “Schedule A”.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the Parties have executed and delivered this Fifth Amendment as of the date first above set forth.

PIMCO VARIABLE INSURANCE TRUST		PIMCO INVESTMENTS LLC

By:		By:
Name:	Eric D. Johnson	Name:	Gregory A Bishop
Title:	Vice President	Title:	Head of Business a Management

AXA EQUITABLE LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts		MONY LIFE INSURANCE COMPANY, on behalf of itself and its separate accounts

By:		By:
Name:	Steven M.Joenk	Name:	Steven M.Joenk
Title:	Senior Vice President	Title:	Senior Vice President
	President, AXA Equitable FMG		President, AXA Equitable FMG

SCHEDULE A

PIMCO Variable Insurance Trust Portfolios:

All Portfolios of PIMCO Variable Insurance Trust

COMPANY SEPARATE ACCOUNTS	PRODUCTS
A

FP

I

45

49

65

66

70	All Products related to the Company Separate Accounts.

206

301

Legacy “S”

Legacy “L”

Legacy “A”

MONY UGVL VUL

MONY UGVL SVUL

MONY UGVL VA

Keynote

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